Exhibit 4.33

This Letter Agreement (“Letter”) is entered into on this 25 day of June, 2020 at New Delhi, India:

BY AND BETWEEN:

Bharti Infratel Limited, a company incorporated under the laws of India, having its registered office at 901, Park Centra Sector — 30, NH - 8, Gurugram, Haryana - 122001, India (hereinafter referred to as “Infratel”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns);

Bharti Airtel Limited, a company incorporated under the laws of India, having its registered office at Bharti Crescent, 1 Nelson Mandela Road, Vasant Kunj, New Delhi — 110070, India (hereinafter referred to as “Airtel”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns);

Nettle Infrastructure Investments Limited, a company incorporated under the laws of India, having its registered office at 3rd Floor, Worldmark 2 Asset 8, Aerocity, NH - 8, New Delhi — 110 037, Delhi, India (hereinafter referred to as “Nettle”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns);

Indus Towers Limited, a company incorporated under the laws of India, having its registered office at Building No. 10, Tower-A, 4th Floor, DLF Cyber City, Gurugram, Haryana- 122002 (hereinafter referred to as “Indus”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns);

The entities listed in Annexure A hereto (hereinafter referred to as “Vodafone”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include their successors and permitted assigns);

Vodafone International Holdings B.V., a company incorporated in the Netherlands, and having its registered office at Rivium Quadrant 173, 2909 LC Capelle aan den IJssel, the Netherlands (“Vodafone Confirming Party”); and

Vodafone Idea Limited, a company incorporated under the laws of India, having its registered office at Suman Tower, Plot No.18, Sector-11, Gandhinagar Gujarat 382011 and its corporate office at 7th Floor, Konnectus, Tower B, Bhavbhuti Marg, Opposite New Delhi Railway Station (Ajmeri Gate Side), New Delhi 110 002, India (hereinafter referred to as “VIL”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns).

Infratel, Airtel, Nettle, Indus, Vodafone and VIL are hereinafter also referred to individually as “Party” and, collectively, as “Parties”.

WHEREAS:

A.                                    The Parties and the Vodafone Confirming Party executed the Implementation Agreement dated April 25, 2018 (“Implementation Agreement”) to give effect to a scheme of amalgamation and arrangement between Infratel and Indus. Capitalised words and expressions used but not defined herein shall have the same meaning as assigned to them under the Implementation Agreement.

B.                                    In terms of the Implementation Agreement, several actions were to be completed by the Long Stop Date for the Transaction to become effective, which included but was not limited to seeking requisite approvals from various Governmental Authorities and fulfilment of conditions precedent in terms of the Implementation Agreement. The Long Stop Date was defined as the date falling

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18 months after the Execution Date, which was conditionally extended until June 24, 2020 (“Extended Longstop Date”) pursuant to letter agreements dated October 24, 2019 (“First Extension Agreement”), December 24, 2019 (“Second Extension Agreement”), February 24, 2020 (“Third Extension Agreement”) and April 23, 2020 (“Fourth Extension Agreement”, and together with the First Extension Agreement, the Second Extension Agreement and the Third Extension Agreement, the “Extension Agreements”) since all approvals had not been received and certain other actions had not been completed.

C.                                    Until date since all conditions precedent in terms of the Implementation Agreement have not been fulfilled, the Parties are of the view that the completion of the Transaction is therefore not possible prior to the Extended Longstop Date.

D.                                    The Parties are now agreeing to further extend the Extended Longstop Date, subject expressly to the terms set out in the Extension Agreements.

Now therefore the Parties hereby agree as follows:

1.                            The term “Extended Longstop Date” in the Extension Agreements shall mean August 31, 2020.

2.                            In Clause 2 of the Second Extension Agreement read with the Third Extension Agreement and the Fourth Extension Agreement, reference to “June 24, 2020” shall be, and is hereby replaced with “August 31, 2020”.

3.                            This Letter shall be read together with, and as a part of, the Implementation Agreement and the Extension Agreements. Except as amended hereby, all of the terms and conditions of the Implementation Agreement and the Extension Agreements shall remain in full force and effect.

4.                            This Letter may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument, but shall not be effective until each Party has executed at least one counterpart. Further, the delivery of a PDF format copy of an executed signature page shall have the same force and effect as the delivery of an originally executed signature page.

5.                            This Letter shall be effective from June 24, 2020.

6.                            The provisions of Clauses 14 (Confidentiality), 15 (Announcements), 16.9 (Arbitration) and 16.17 (Governing Law) of the Implementation Agreement shall apply mutatis mutandis to this Letter.

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In witness whereof, this Letter Agreement has been entered into on the date and year first above written.

For and on behalf of Bharti Infratel Limited

/s/ Samvidhi Rodhe
Name: Samvidhi Rodhe
Title: Company Secretary

For and on behalf of Bharti Airtel Limited

/s/ Pankaj Tewasi
Name: Pankaj Tewasi
Title: Company Secretary

For and on behalf of Nettle Infrastructure Investments Limited

/s/ Suman Singh
Name: Suman Singh
Title: Authorised Signatory

[Signature Page]

For and on behalf of Al-Amin Investments Limited

/s/ G. A. van Niekerk
Name: G. A. van Niekerk
Title: Director

For and on behalf of Asian Telecommunication Investments (Mauritius) Limited

/s/ G. A. van Niekerk
Name: G. A. van Niekerk
Title: Director

For and on behalf of CCII (Mauritius), Inc.

/s/ G. A. van Niekerk
Name: G. A. van Niekerk
Title: Director

For and on behalf of Euro Pacific Securities Ltd

/s/ G. A. van Niekerk
Name: G. A. van Niekerk
Title: Director

[Signature Page]

For and on behalf of Vodafone Telecommunications (India) Limited

/s/ G. A. van Niekerk
Name: G. A. van Niekerk
Title: Director

For and on behalf of Mobilvest

/s/ G. A. van Niekerk
Name: G. A. van Niekerk
Title: Director

For and on behalf of Prime Metals Ltd

/s/ G. A. van Niekerk
Name: G. A. van Niekerk
Title: Director

For and on behalf of Trans Crystal Ltd

/s/ G. A. van Niekerk
Name: G. A. van Niekerk
Title: Director

[Signature Page]

For and on behalf of Omega Telecom Holdings Private Limited

/s/ Prikanka Singh
Name: Prikanka Singh
Title: Director

For and on behalf of Telecom Investments India Private Limited

/s/ Prikanka Singh
Name: Prikanka Singh
Title: Director

b

For and on behalf of Jaykay Finholding (India) Private Limited

/s/ Prikanka Singh
Name: Prikanka Singh
Title: Director

For and on behalf of Usha Martin Telematics Limited

/s/ Prikanka Singh
Name: Prikanka Singh
Title: Director

[Signature Page]

For and on behalf of Indus Towers Limited

/s/ Rajinder Kumar
Name: Rajinder Kumar
Title: Chief of Legal & Company Secretary

[Signature Page]

For and on behalf of Vodafone Idea Limited

/s/ Pankaj Kapdeo
Name: Pankaj Kapdeo
Title: Company Secretary

For and on behalf of Vodafone International Holdings B.V.

/s/ M. Buckers	/s/ L.R.M. Kraan
Name: M. Buckers	Name: L.R.M. Kraan
Title: Director	Title: Director

[Signature Page]

Annexure A

Vodafone

(a)         Al-Amin Investments Limited, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(b)         Asian Telecommunication Investments (Mauritius) Limited, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(c)          CCII (Mauritius), Inc., a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(d)         Euro Pacific Securities Ltd, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(e)          Vodafone Telecommunications (India) Limited, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(f)           Mobilvest, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(g)          Prime Metals Ltd, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(h)         Trans Crystal Ltd, a company incorporated in Mauritius, and having its registered office at Fifth Floor, Ebene Esplanade, 24 Cybercity, Mauritius

(i)             Omega Telecom Holdings Private Limited, a company incorporated in India under the Companies Act, 1956, and having its registered office at 201-206, Shiv Smriti Chambers, 2nd Floor, 49/A Dr. Annie Besant Road, Worli Naka, Mumbai — 400 018, Maharashtra, India

(j)            Telecom Investments India Private Limited, a company incorporated in India under the Companies Act, 1956, and having its registered office at 201-206, Shiv Smriti Chambers, 2nd Floor, 49/A Dr. Annie Besant Road, Worli Naka, Mumbai — 400 018, Maharashtra, India

(k)         Jaykay Finholding (India) Private Limited, a company incorporated in India under the Companies Act, 1956, and having its registered office at 201-206, Shiv Smriti Chambers, 2nd Floor, 49/A Dr. Annie Besant Road, Worli Naka, Mumbai — 400 018, Maharashtra, India

(l)             Usha Martin Telematics Limited, a company incorporated in India under the Companies Act, 1956, and having its registered office at E-47, Bankra Super Market, Bankra, Howrah — 711 403, West Bengal, India

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